Exhibit 10.54

AMENDED AND RESTATED PLEDGE AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of February 9, 2012 (as further amended, restated, supplemented or otherwise modified from time to time, this “Pledge Agreement”), is made by BLACKBAUD, INC., a Delaware corporation (the “Borrower” and those additional Subsidiaries of the Borrower which become parties to this Pledge Agreement by executing a supplement hereto (a “Pledge Agreement Supplement”) in substantially the form attached hereto as Annex I (such additional Subsidiaries, together with the Borrower, as pledgors, the “Pledgors” and, each individually, a “Pledgor”), in favor of JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of itself and the financial institutions (the “Lenders”) from time to time parties to the Amended and Restated Credit Agreement, dated of even date herewith (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders and the Administrative Agent.

PRELIMINARY STATEMENTS

WHEREAS, pursuant to the terms of the Credit Agreement, the Lenders have agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, this Pledge Agreement, upon its effectiveness, amends and restates the Pledge Agreement, dated as of June 17, 2011, made by certain of the Pledgors in favor of Wells Fargo Bank, National Association, as administrative agent under the Existing Credit Agreement (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Pledge Agreement”); and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Pledgors shall have executed and delivered this Pledge Agreement to the Administrative Agent, for the ratable benefit of itself and the Lenders;

NOW, THEREFORE, in consideration of the foregoing premises and to induce the Administrative Agent and the Lenders to enter into and make available Extensions of Credit pursuant to the Credit Agreement, the Pledgors hereby agree with the Administrative Agent, for the ratable benefit of itself and the Lenders, as follows:

SECTION 1. Defined Terms.

(a) The following terms shall have the following meanings:

“Code” means the Uniform Commercial Code as in effect in the State of New York (as amended or otherwise modified from time to time); provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Collateral” means the Stock Collateral and the Partnership/LLC Collateral; provided that notwithstanding the foregoing, “Collateral” shall not include any Capital Stock in any Foreign Subsidiary that is not a First Tier Foreign Subsidiary.

“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Borrower, any other Pledgor or their respective Domestic Subsidiaries directly owns or controls more than 50% of such Foreign Subsidiary’s issued and outstanding shares of Capital Stock.

“Issuers” means the corporations that have issued the shares of Pledged Stock as set forth in Schedule I hereto (as such schedule may be amended, restated, supplemented or modified from time to time).

“Obligations” means, collectively, “Obligations” as defined in the Credit Agreement and “Guaranteed Obligations” as defined in the Guaranty Agreement.

“Partnership/LLC Agreement” has the meaning set forth in Section 4(a).

“Partnership/LLC Collateral” means the Partnership/LLC Interests and all Proceeds therefrom.

“Partnership/LLC Interests” means the entire partnership or membership interest of the Pledgors in each Partnership/LLC (a) listed on Schedule I hereto (as such schedule may be amended, restated, supplemented or modified from time to time) and (b) now owned or existing or owned, acquired, or arising hereafter, in each case including, without limitation, the Pledgors’ capital accounts, their interest as partners or members in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of the Partnerships/LLCs, their interests in all distributions made or to be made by the Partnerships/LLCs to the Pledgors and all of the other economic rights, titles and interests of the Pledgors as partners or members of the Partnerships/LLCs, whether set forth in the partnership agreement or membership agreement of the Partnerships/LLCs, by separate agreement or otherwise.

“Partnership/LLCs” means the partnership and limited liability companies that have issued the Partnership/LLC Interests as set forth in Schedule I hereto (as such schedule may be amended, restated, supplemented or modified from time to time).

“Pledged Stock” means the shares of capital stock of each Issuer (a) listed on Schedule I hereto (as such schedule may be amended, restated, supplemented or modified from time to time) and (b) now owned or existing or owned, acquired, or arising hereafter, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by such Issuer to the Pledgors while this Pledge Agreement is in effect (including, without limitation, all of the other economic rights, titles and interests of any Pledgor as a shareholder or owner of such Issuer, whether set forth in the articles, bylaws or other governing document of such Issuer, by separate agreement or otherwise).

“Proceeds” means all “Proceeds” as such term is defined in Section 9-102(64) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock and the Partnership/LLC Interests, collections thereon, proceeds of sale thereof or distributions with respect thereto.

“Security Interests” means the security interests granted pursuant to Section 2, as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of the Credit Agreement.

“Stock Collateral” means the Pledged Stock and all Proceeds therefrom.

(b) Capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, shall refer to such Pledgor’s Collateral or the relevant part thereof. Capitalized terms defined in the Code and not otherwise defined herein shall have the meaning assigned thereto in the Code.

SECTION 2. Pledge and Grant of Security Interest. The Pledgors hereby deliver to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, all certificates representing the Pledged Stock and Partnership/LLC Interests and hereby grant to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, a security interest in the Pledged Stock, Partnership/LLC Interests and all other Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations; provided, that any Security Interest in any Collateral constituting Pledged Stock or Partnership/LLC Interests issued by any Issuer or Partnership/LLC that is (a) an Excluded Domestic Subsidiary or (b) which is not organized under the laws of any political subdivision of the United States shall be limited to sixty-five percent (65%) of all issued and outstanding shares of all classes of voting Capital Stock of such Issuer or Partnership/LLC and one hundred percent (100%) of all issued and outstanding shares of all classes of non-voting Capital Stock of such Issuer or Partnership/LLC; provided, further that notwithstanding the foregoing, such pledge and grant of Security Interest hereunder shall not include any Capital Stock of any Foreign Subsidiary that is not a First Tier Foreign Subsidiary.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter pledge and deliver additional shares of capital stock and/or partnership and membership interests to the Administrative Agent as collateral security for the Obligations. Upon such pledge and delivery to the Administrative Agent, such additional shares of capital stock and/or partnership and membership interests shall be deemed to be part of the Pledged Stock and/or Partnership/LLC Interests, as applicable, of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule I has been amended to refer to such additional shares as required by Section 7(i).

SECTION 3. Stock Powers; Register of Pledge. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock, the Pledgors shall deliver an undated stock power covering such certificate, duly executed in blank by the applicable Pledgor.

SECTION 4. Partnership/LLC Interests.

(a) Notwithstanding anything to the contrary contained in any limited liability agreement, operating agreement, membership agreement, partnership agreement or similar agreement relating to any Partnership/LLC Interests (as amended, restated, supplemented or otherwise modified from time to time, a “Partnership/LLC Agreement”), each member, manager and partner shall be entitled to pledge its Partnership/LLC Interests to, and grant and collaterally assign to, the Administrative Agent, for the ratable benefit of itself and the Lenders, a lien and security interest in its Partnership/LLC Interests without any further consent, approval or action by any other party, including, without limitation, any other party to any Partnership/LLC Agreement or otherwise.

(b) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or its designee shall have the right (but not the obligation) to be substituted for the applicable Pledgor as a member, manager or partner under the applicable Partnership/LLC Agreement and the Administrative Agent or its designee shall have all rights, powers and benefits as a member, manager or partner, as applicable, under such Partnership/LLC Agreement. For avoidance of doubt, such rights, powers and benefits of a substituted member shall include all voting and other rights and not merely the rights of an economic interest holder. So long as this Pledge Agreement remains in effect, no further consent, approval or action by any other party including, without limitation, any other party to the Partnership/LLC Agreement or otherwise shall be necessary to permit the Administrative Agent or its designee to be substituted as a member, manager or partner pursuant to this paragraph. The rights, powers and benefits granted pursuant to this paragraph shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors, assigns and designated agents, as intended third party beneficiaries.

SECTION 5. Pledgors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Pledgor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder (including, without limitation, all of its obligations as a partner or member of any Partnership/LLC, if applicable) to the same extent as if this Pledge Agreement had not been executed, (b) the exercise by the Administrative Agent or any Lender of any of their respective rights hereunder shall not release any Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral (including, without limitation, all of its obligations as a partner or member of any Partnership/LLC, if applicable), (c) neither the Administrative Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Pledge Agreement (including, without limitation, any obligations or liabilities as a partner or member of any Partnership/LLC), nor shall the Administrative Agent or any Lender be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any Lender shall have any liability in contract or tort for any Pledgor’s acts or omissions.

SECTION 6. Representations and Warranties. To induce the Administrative Agent and the Lenders to execute the Credit Agreement and make any Extensions of Credit and to accept the security contemplated hereby, each Pledgor hereby represents and warrants that:

(a) Such Pledgor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable; (ii) has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and (iii) is duly qualified and is authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

(b) The execution, delivery and performance by such Pledgor of this Pledge Agreement (i) have all been duly authorized by all necessary action; (ii) are within the power and authority of such Pledgor; (iii) do not and will not require any material Governmental Approval or violate any material Applicable Law, in each case relating to such Pledgor or any of its Subsidiaries; (iv) do not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organization documents of such Pledgor; (v) do not and will not conflict with, result in breach of or constitute a default under any indenture, agreement or other instrument in an aggregate principal amount of at least $20,000,000 or under which amounts payable or receivable are at least $20,000,000 to which such Pledgor or any of its Subsidiaries is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person; (vi) do not and will not result in the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Pledgor other than Liens arising under the Loan Documents or (vi) do not and will not require any consent or authorization of, filing with, or other act in respect of, any arbitrator or Governmental Authority, and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement, other than (A) consents, authorizations, filings or other acts or consents for which the failure to obtain or make would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) consents or filings, if any, under the UCC.

(c) This Pledge Agreement (i) has been duly executed and delivered by the duly authorized officers of each of the Pledgors party hereto and (ii) is a legal, valid and binding obligation of such Pledgor, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(d) All necessary and material permits, registrations and consents relating to such Pledgor for such making and performance of this Pledge Agreement by the Pledgors have been obtained (including, without limitation, the consent of any stockholder or creditor of any Pledgor or any Issuer or any general or limited partner or member of any Partnership/LLC).

(e) [Intentionally omitted]

(f) Each financing statement or financing statement amendment naming such Pledgor as a debtor and attached hereto as Addendum A is in appropriate form for filing in the appropriate filing offices of the states specified on Schedule II and, upon the filing of appropriate financing statements or financing statement amendments in such filing offices, the Security Interests will constitute a valid, perfected first Lien (subject to Permitted Liens arising by operation of law) to the extent such Security Interests can be perfected by the filing of financing statements.

(g) As of the Closing Date and upon each date a Pledgor becomes a party to this Pledge Agreement pursuant to a Pledge Agreement Supplement (after giving effect to supplements to each of the Schedules hereto with respect to such subsequent Pledgor as attached to such Pledge Agreement Supplement), (A) the shares of Pledged Stock listed on Schedule I constitute (i) all of the issued and outstanding shares of all classes of the Capital Stock of each Issuer that is a Domestic Subsidiary (other than an Excluded Domestic Subsidiary), (ii) sixty-five percent (65%) of all issued and outstanding shares of all classes of voting Capital Stock of each Issuer that is a First Tier Foreign Subsidiary or Excluded Domestic Subsidiary and (iii) one hundred percent (100%) of all issued and outstanding shares of all classes of non-voting Capital Stock of each Issuer that is a First Tier Foreign Subsidiary or Excluded Domestic Subsidiary; and (B) there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of the Issuers, except as described on Schedule I.

(h) As of the Closing Date and upon each date a Pledgor becomes a party to this Pledge Agreement pursuant to a Pledge Agreement Supplement (after giving effect to supplements to each of the Schedules hereto with respect to such subsequent Pledgor as attached to such Pledge Agreement Supplement), (A) the Partnership/LLC Interests listed on Schedule I constitute (i) all of the outstanding ownership interests in which each Pledgor has any right, title or interest in each Partnership/LLC which is a Domestic Subsidiary (other than an Excluded Domestic Subsidiary), (ii) sixty-five percent (65%) of the outstanding voting ownership interests in which each Pledgor has any right, title and interest in each Partnership/LLC which is a First Tier Foreign Subsidiary or an Excluded Domestic Subsidiary and (iii) one hundred percent (100%) of all issued and outstanding shares of all classes of non-voting ownership interests of each Partnership/LLC that is a First Tier Foreign Subsidiary or an Excluded Domestic Subsidiary; and (B) there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of the Partnerships/LLCs, except as described on Schedule I.

(i) The Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable (to the extent such concept is applicable) and all of the Partnership/LLC Interests have been duly authorized and validly issued.

(j) As of the Closing Date and upon each date a Pledgor becomes a party to this Pledge Agreement pursuant to a Pledge Agreement Supplement (after giving effect to supplements to each of the Schedules hereto with respect to such subsequent Pledgor as attached to such Pledge Agreement Supplement), such Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock and Partnership/LLC Interests listed on Schedule I free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement and Permitted Liens. Neither the Pledgor nor any Subsidiary thereof has signed or authorized the filing of any financing statement or any security agreement authorizing any secured party thereunder to file any financing statement, except to perfect this Pledge Agreement or Permitted Liens.

(k) As of the Closing Date and upon each date a Pledgor becomes a party to this Pledge Agreement pursuant to a Pledge Agreement Supplement (after giving effect to supplements to each of the Schedules hereto with respect to such subsequent Pledgor as attached to such Pledge Agreement Supplement), (i) such Pledgor is organized under the laws of the state identified on Schedule II under such Pledgor’s name; (ii) the taxpayer identification number and Registered Organization number of such Pledgor is set forth on Schedule II under such Pledgor’s name; (iii) the chief place of business, chief executive office and any other office where such Pledgor keeps its books and records relating to the Collateral are located at the locations specified on Schedule II under such Pledgor’s name; and (iv) such Pledgor does no business nor has done business during the past five years under any trade name or fictitious business name except as disclosed on Schedule II under such Pledgor’s name.

(l) Upon delivery to the Administrative Agent of the (i) stock certificates evidencing the Pledged Stock and (ii) the Certificated Securities representing Partnership/LLC Interests that are Securities governed by Article 8 of the Code, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral (subject to Permitted Liens arising by operation of law).

(m) None of the Partnership/LLC Interests (i) are traded on a Securities exchange or in Securities markets, (ii) by their terms expressly or are subject to Partnership/LLC Agreement that provide that such Partnership/LLC Interests are Securities governed by Article 8 of the Code (except as set forth on Schedule I hereto and only to the extent the applicable Pledgor has complied with Section 7(d) hereto and delivered, or has made arrangements for the delivery of, the certificate representing such Partnership/LLC Interests), (iii) are Investment Company Securities (as defined in the Code) or (iv) are held or maintained in the form of a Securities Entitlement or credited to any Securities Account.

(n) Upon the request of the Administrative Agent, the Pledgors shall deliver or make available to the Administrative Agent true and complete copies of the partnership agreements and operating agreements, as applicable, for each of the Partnerships/LLCs, which partnership agreements and operating agreements shall be in full force and effect.

SECTION 7. Certain Covenants. The Pledgors covenant and agree with the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, that, from and after the date of this Pledge Agreement until the Obligations (other than contingent indemnification obligations not yet due and Bank Product Debt) are paid in full (or, in the case of Letters of Credit, cash collateralized in accordance with the terms of the Credit Agreement) and the Commitments are terminated:

(a) Each Pledgor shall promptly notify the Administrative Agent, in writing, of (i) any Lien (other than the Lien created by this Pledge Agreement or Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder or (b) the acquisition or ownership by such Pledgor of any Collateral after the date hereof. At the request of the Administrative Agent or the Required Lenders, each Pledgor shall promptly (and in any event within ten (10) Business Days after such request) deliver to the Administrative Agent updated Schedules to this Pledge Agreement.

(b) The Pledgors agree that as partners or members in the Partnerships/LLCs they will abide by, perform and discharge each and every material obligation, material covenant and material agreement to be abided by, performed or discharged by the Pledgors under the terms of the partnership agreements and operating agreements, as applicable, of the Partnerships/LLCs, at no cost or expense to the Administrative Agent and the Lenders.

(c) If any Pledgor shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Administrative Agent, hold the same in trust for the Administrative Agent and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations; provided, that at no time shall the Pledged Stock or Partnership/LLC Interests of any Issuer or Partnership/LLC that is a First Tier Foreign Subsidiary or an Excluded Domestic Subsidiary exceed sixty-five percent (65%) of the voting Pledged Stock or voting Partnership/LLC Interests of such Subsidiary and one hundred percent (100%) of the non-voting Pledged Stock or non-voting Partnership/LLC Interests of such Subsidiary. In addition, except as provided by Section 10.4(d) of the Credit Agreement, any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of any Issuer or Partnership/LLC shall be held by the Administrative Agent as additional collateral security for the Obligations.

(d) Without the prior written consent of the Administrative Agent, no Pledgor will (i) vote to enable, or take any other action to permit, any Issuer or Partnership/LLC to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of such Issuer or Partnership/LLC except for additional Pledged Stock or Partnership/LLC Interests that will be subject to the Security Interest granted herein, (ii) consent to any modification, extension or alteration of the terms of any partnership agreement or operating agreement of the Partnerships/LLCs that (A) provides that such Partnership/LLC Interests are Securities governed by Article 8 of the Code or (B) is materially adverse to the interests of the Administrative Agent under the Loan Documents, (iii) except as expressly provided to the contrary herein or in the Credit Agreement, (A) accept a surrender of any partnership agreement or operating agreement of any of the Partnerships/LLCs or (B) to the extent such action is materially adverse to the interests of the Administrative Agent under the Loan Documents, waive any breach of or default under any partnership agreement or operating agreement of any of the Partnerships/LLCs by any other party thereto, (iv) except as expressly permitted pursuant to the terms of the Credit Agreement, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (v) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except the Lien created by this Pledge Agreement or Permitted Liens. The Pledgors will defend the right, title and interest of the Administrative Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

(e) Each Pledgor shall maintain the Security Interest created by this Pledge Agreement as a perfected first priority Security Interest (to the extent required to do so hereunder) and shall defend such Security Interest against the claims and demands of all Persons whomsoever (in each case, other than with respect to Permitted Liens arising under operation of law).

(f) No Pledgor will, except upon prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests and, if applicable, a written supplement to the Schedules to this Pledge Agreement:

(i) change its jurisdiction of organization or the location of its chief executive office from that identified on Schedule II;

(ii) change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Pledge Agreement would become misleading; or

(iii) permit any Collateral (other than Certificated Securities delivered to the Administrative Agent pursuant to Section 2) to be held by any Securities Intermediary, held or maintained in the form of a Securities Entitlement or credited to any Securities Account.

(g) Pursuant to Section 9-509 of the Code and any other Applicable Law, each Pledgor authorizes the Administrative Agent to file or record financing statements, financing statement amendments and other filing or recording documents or instruments with respect to the Collateral without the signature of such Pledgor in such form and in such offices as the Administrative Agent determines appropriate to perfect the Security Interests of the Administrative Agent under this Pledge Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may reasonably determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest.

(h) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgors, the Pledgors will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

(i) Each Pledgor shall, promptly (but in any event within five (5) Business Days) after the acquisition of additional shares of capital stock of any Issuers or partnership and membership interests of any partnership or limited liability company since the Closing Date or since Schedule I was last updated, amend and supplement Schedule I to refer to such additional shares.

SECTION 8. Cash Dividends and Distributions; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Pledgors of the Administrative Agent’s intent to exercise its rights pursuant to Section 9 of this Pledge Agreement, the Pledgors shall be permitted to receive all cash dividends and shareholder, partnership and membership distributions paid in accordance with the terms of the Credit Agreement in respect of the Collateral and to exercise all voting and corporate, partnership or membership rights, as applicable, with respect to the Collateral; provided, that no vote shall be cast or corporate, partnership or membership right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent in any material respect with or result in any violation of any provision of the Credit Agreement, any other Loan Documents or this Pledge Agreement.

SECTION 9. Rights of the Administrative Agent.

(a) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the Pledgors, (i) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and partnership or membership distributions, as applicable, in respect of the Partnership/LLC Interests and make application thereof to the Obligations in the order set forth in Section 11.4 of the Credit Agreement and (ii) all shares of the Pledged Stock and the Partnership/LLC Interests shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate, partnership, membership and other rights pertaining to such shares of the Pledged Stock or Partnership/LLC Interests at any meeting of shareholders, partners or members of the applicable Issuer or Partnership/LLC or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock or Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock or Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the applicable Issuer or Partnership/LLC, or upon the exercise by the Pledgors or the Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Stock or the Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock or the

Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgors to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Pledgor hereby authorizes and instructs each Issuer or Partnership/LLC with respect to any Collateral consisting of Pledged Stock or Partnership/LLC Interests to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer or Partnership/LLC shall be fully protected in so complying, and (ii) upon and during the continuance of an Event of Default, if requested by the Administrative Agent, pay any dividends, distributions or other payments with respect to any Pledged Stock or Partnership/LLC Interests directly to the Administrative Agent.

(b) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against the Pledgors or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgors or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

SECTION 10. Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code or any other Applicable Law. Without limiting the generality of the foregoing with regard to the scope of the Administrative Agent’s remedies, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by any Applicable Law referred to below) to or upon the Pledgors, any Issuer, any Partnership/LLC or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by any Applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgors, which right or equity is hereby waived or released. To the extent permitted by any Applicable Law, the Pledgors waive all claims, damages and demands they may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder, other than claims arising out of gross negligence or willful misconduct of the Administrative Agent or any Lender as determined by a court of competent jurisdiction by final and nonappealable judgment. If any notice of a proposed sale or other disposition of Collateral shall be required by any Applicable Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

SECTION 11. Administrative Agent’s Appointment as Attorney-In-Fact. (a) Each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Administrative Agent the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following upon the occurrence and continuation of an Event of Default:

(i) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(ii) execute, in connection with any sale provided for in this Pledge Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii) (A) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (B) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (C) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (D) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Pledgor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ Security Interests therein and to effect the intent of this Pledge Agreement, all as fully and effectively as such Pledgor might do.

(b) If any Pledgor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 11(a).

(c) The expenses of the Administrative Agent incurred in connection with actions taken pursuant to the terms of this Pledge Agreement shall be payable by the Pledgors to the Administrative Agent on demand.

(d) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 11(a). All powers, authorizations and agencies contained in this Pledge Agreement are coupled with an interest and are irrevocable until this Pledge Agreement is terminated and the Security Interests created hereby are released.

(e) Each Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement to make any inquiry respecting such authority.

SECTION 12. Registration Rights; Private Sales.

(a) The Pledgors recognize that the Administrative Agent may be unable to effect a public sale of any or all the Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the applicable Issuer or Partnership/LLC to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the applicable Issuer or Partnership/LLC would agree to do so.

(b) The Pledgors further agree to use their commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other Applicable Law. The Pledgors further agree that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Administrative Agent and the Lenders not compensable in damages, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Pledgors, and the Pledgors hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

SECTION 13. Amendments, etc. With Respect to the Obligations. The Pledgors shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgors, and without notice to or further assent by the Pledgors, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of the Pledgors or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Administrative Agent or any Lender, and the Credit Agreement, any other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. The Pledgors waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Pledge Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between the Pledgors, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgors waive diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Pledgors with respect to the Obligations.

SECTION 14. No Subrogation. Notwithstanding any payment or payments made by the Pledgors hereunder, or any setoff or application of funds of the Pledgors by the Administrative Agent, or the receipt of any amounts by the Administrative Agent with respect to any of the Collateral, the Pledgors shall not be entitled to be subrogated to any of the rights of the Administrative Agent against the Borrower or any guarantor or against any other collateral security held by the Administrative Agent for the payment of the Obligations, nor shall the Pledgors seek any reimbursement from the Borrower or any guarantor in respect of payments made by the Pledgors in connection with the Collateral, or amounts realized by the Administrative Agent in connection with the Collateral, until all amounts owing to the Administrative Agent and the Lenders on account of the Obligations are paid in full and the Commitments terminated. If any amount shall be paid to the Pledgors on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Pledgors in trust for the Administrative Agent, segregated from other funds of the Pledgors, and shall, forthwith upon receipt by the Pledgors, be turned over to the Administrative Agent in the exact form received by the Pledgors (duly indorsed by the Administrative Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

SECTION 15. Limitation on Duties Regarding Collateral. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. Neither the Administrative Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgors or otherwise. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent and the Lenders’ interests in the Collateral and shall not impose any duty on the Administrative Agent or any Lender to exercise any such powers. Each of the Administrative Agent and each Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for its gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

SECTION 16. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Administrative Agent in accordance with the terms of Section 11.4 of the Credit Agreement. Any balance of such Proceeds remaining shall be paid over to the Borrower, on behalf of the Pledgors, or to whomsoever (if such Person is not a Pledgor) may be lawfully entitled to receive the same. Only after (a) payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-608 and Section 9-615 of the Code and (b) the payment in full (or, in the case of Letters of Credit, cash collateralized in accordance with the terms of the Credit Agreement) of the Obligations (other than contingent indemnification obligations not yet due and Bank Product Debt) and termination of the Commitments, shall the Administrative Agent account for the surplus, if any, to any Pledgor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Pledgor). The Administrative Agent may make distribution hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

SECTION 17. Waiver, Deficiency. Each Pledgor hereby waives, to the extent permitted by Applicable Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law in order to prevent or delay the enforcement of this Pledge Agreement or the absolute sale of the Collateral or any portion thereof. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

SECTION 18. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, subject to Section 13.4 of the Credit Agreement, the Administrative Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, without notice to any Pledgor (any such notice being expressly waived by each Pledgor), to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency), other than deposits in Blackbaud Payment Services Accounts, at any time held, and other obligations (in whatever currency) at any time owing by such Lender or such Affiliate to or for the credit or the account of such Pledgor or any other Credit Party against any and all obligations of such Pledgor or such other Credit Party now or hereafter existing under the Credit Agreement or any other Loan Document to such Lender or such Affiliate, irrespective of whether or not such Lender or Affiliate shall have made any demand under the Credit Agreement or any other Loan Document and although such obligations of the Pledgor or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Administrative Agent and the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent or such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 19. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Pledge Agreement shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

SECTION 20. Severability of Provisions. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 21. Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Pledge Agreement are for convenience only, and neither limit nor amplify the provisions of this Pledge Agreement.

SECTION 22. No Waiver by Course of Conduct, Cumulative Remedies. No waiver of any Default or Event of Default shall be a waiver of any other Default or Event of Default. No failure on the part of Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Pledge Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy, right or power conferred upon the Administrative Agent or any Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

SECTION 23. Amendments, Waivers and Consents. No term, covenant, agreement or condition of this Pledge Agreement may be amended or waived, nor may any consent be given, except in the manner set forth in Section 13.2 of the Credit Agreement.

SECTION 24. Expenses and Indemnification.

(a) The Pledgors shall, jointly and severally, pay all reasonable out-of-pocket expenses (including, without limitation, attorney’s fees and expenses) incurred by the Administrative Agent and each Lender to the extent the Borrower would be required to do so pursuant to Section 13.3 of the Credit Agreement.

(b) The Pledgors shall, jointly and severally, pay and indemnify each indemnified party (which for purposes of this Pledge Agreement shall include, without limitation, all Lenders) against Indemnified Taxes and Other Taxes to the extent the Borrower would be required to do so pursuant to Section 4.11 of the Credit Agreement.

(c) The Pledgors shall, jointly and severally, indemnify each indemnified party to the extent the Borrower would be required to do so pursuant to Section 13.3 of the Credit Agreement.

(d) All amounts due under this Section shall be payable promptly after demand therefor.

SECTION 25. Injunctive Relief; Punitive or Indirect Damages.

(a) Each Pledgor recognizes that, in the event such Pledgor fails to perform, observe or discharge any of its obligations or liabilities under this Pledge Agreement, any remedy of law may prove to be inadequate relief to the Administrative Agent and the Lenders. Therefore, each Pledgor agrees that the Administrative Agent and the Lenders, at the Required Lenders’ option, shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b) The Administrative Agent and the Borrower (on behalf of itself and the other Credit Parties) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that it may now have or may arise in the future in connection with any dispute, claim or controversy arising out of, connected with or relating to this Pledge Agreement or any Loan Document.

(c) Without limiting the generality of any provisions set forth herein relating to indemnification or reimbursement by the Borrower or any other Credit Party, the Administrative Agent and the Borrower (on behalf of itself and the other Credit Parties) hereby agree that no such Person shall have a remedy of any consequential or indirect damages against any other party to a Loan Document, and each such Person hereby waives any right or claim to consequential or indirect damages that it may now have or may arise in the future in connection with any dispute, claim or controversy arising out of, connected with or relating to this Pledge Agreement or any Loan Document.

SECTION 26. Successor and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of each Pledgor (and shall bind all Persons who become bound as a Pledgor under this Pledge Agreement), the Administrative Agent and the Lenders and their successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement (other than an assignment by operation of law that is otherwise permitted under the Loan Documents) without the prior written consent of the Administrative Agent and the Required Lenders.

SECTION 27. Governing Law; Jurisdiction; Venue; Service of Process.

(a) Governing Law. This Pledge Agreement and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to the conflicts or choice of law principles thereof.

(b) Jurisdiction. Each Pledgor, to the maximum extent permitted by Applicable Law, hereby irrevocably consents to the exclusive jurisdiction of the state and federal courts located in the City of New York in the State of New York (and any courts from which an appeal from any of such courts must or may be taken) in any action, claim or other proceeding arising out of any dispute in connection with this Pledge Agreement, any rights or obligations hereunder, or the performance of such rights and obligations. Each Pledgor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Pledge Agreement, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1 of the Credit Agreement. Nothing in this Section 27 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Pledgor or its properties in the courts of any other jurisdictions.

(c) Venue. Each Pledgor hereby irrevocably waives any objection it may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Pledge Agreement, any other Loan Document or the rights and obligations of the parties hereunder or thereunder. Each Pledgor irrevocably waives, in connection with such action, claim or proceeding, any plea or claim that the action, claim or other proceeding has been brought in an inconvenient forum.

SECTION 28. Waiver of Jury Trial.

(a) Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH PLEDGOR HEREBY IRREVOCABLY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS PLEDGE AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

(b) Preservation of Certain Remedies. The parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during any dispute, claim or controversy arising out of, connected with or relating to this Pledge Agreement or any Loan Document. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment.

SECTION 29. Notices. All notices and communications hereunder shall be given to the addresses and otherwise in accordance with Section 13.1 of the Credit Agreement.

SECTION 30. Control Agreement. The Pledgors hereby authorize and instruct each Issuer and Partnership/LLC to comply, and each Issuer and Partnership/LLC hereby agrees to so comply, with any instruction received thereby from the Administrative Agent in accordance with the terms of this Pledge Agreement with respect to the Collateral, without any consent or further instructions from the Pledgors (or other registered owner), and the Pledgors agree that such Issuer and such Partnership/LLC shall be fully protected in so complying. Each Issuer and Partnership/LLC agrees that its agreement set forth in the preceding sentence shall be sufficient to create in favor of the Administrative Agent, for the benefit of the Lenders, “control” of the Partnership/LLC Interests within the meaning of such term under Sections 8-106(c) and 9-106 of the Code. Notwithstanding the foregoing, nothing in this Pledge Agreement is intended or shall be construed to mean or imply that the Partnership/LLC Interests constitute “securities” within the meaning of such term under Section 8-102(a)(15) of the Code or otherwise to limit or modify the application of Section 8-103(c) of the Code. Rather, the Administrative Agent has requested that this provision be included in this Pledge Agreement solely out of an abundance of caution in the event the Partnership/LLC Interests are, nevertheless, deemed to constitute “securities” under the Code.

SECTION 31. Concerning the Administrative Agent. The provisions of Article XII of the Credit Agreement shall inure to the benefit of the Administrative Agent in respect of this Pledge Agreement and shall be binding upon the Pledgors and the Lenders. In furtherance and not in derogation of the rights, privileges and immunities of the Administrative Agent therein set forth:

(a) The Administrative Agent is authorized to take all such action as is provided to be taken by it as Administrative Agent hereunder and all other action incidental thereto. As to any matters not expressly provided for herein, the Administrative Agent may request instructions from the Lenders and shall act or refrain from acting in accordance with written instructions from the Required Lenders (or, when expressly required by this Pledge Agreement or the Credit Agreement, all the Lenders) or, in the absence of such instructions, in accordance with its discretion.

(b) The Administrative Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interests therein purported to be granted by this Pledge Agreement, whether impaired by operation of law or by reason of any action or omission to act on its part (other than any such action or inaction constituting gross negligence or willful misconduct). The Administrative Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Pledge Agreement by the Pledgors.

SECTION 32. Counterparts; Integration; Effectiveness. This Pledge Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Pledge Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Pledge Agreement. This Pledge Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. This Pledge Agreement shall remain in effect through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full and the Commitments terminated.

SECTION 33. Survival of Indemnities. Notwithstanding any termination of this Pledge Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of Section 24 and any other provision of this Pledge Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 34. Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Pledge Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

SECTION 35. Acknowledgements. Each Pledgor hereby acknowledges that:

(a) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Pledge Agreement or any of the other Loan Documents, and the relationship between the Pledgors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Pledgors and the Lenders.

SECTION 36. Releases. At such time as the Obligations (other than contingent indemnification obligations not yet due and Bank Product Debt) shall have been paid in full (or, in the case of Letters of Credit, cash collateralized in accordance with the terms of the Credit Agreement) and the Commitments have been terminated, this Pledge Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. Upon any such termination, the Administrative Agent shall execute and deliver to each Pledgor, at such Pledgor’s expense, such documents as such Pledgor shall reasonably request to evidence such termination, and such Pledgor shall be entitled to the return, upon its reasonable request, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

SECTION 37. Additional Pledgors. Each Subsidiary of the Borrower that is required to become a party to this Pledge Agreement pursuant to Section 8.11 of the Credit Agreement shall become a Pledgor for all purposes of this Pledge Agreement upon execution and delivery by such Subsidiary of a Pledge Agreement Supplement.

SECTION 38. Release of Portions of Collateral.

(a) So long as no Default or Event of Default is in existence or would exist after the application of proceeds as provided below, the Administrative Agent shall, at the request of a Pledgor, release any or all of the Collateral of such Pledgor, provided that (i) such release is permitted by the terms of the Credit Agreement (it being agreed for such purposes that a release will be deemed “permitted by the terms of the Credit Agreement” if the proposed transaction constitutes an exception contained in Section 10.5 or Section 10.6 of the Credit Agreement) or otherwise has been approved in writing by the Required Lenders (or, to the extent required by Section 13.2 of the Credit Agreement, all of the applicable Lenders) and (ii) if applicable, the proceeds of such Collateral are to be applied as required pursuant to the Credit Agreement or any consent or waiver entered into with respect thereto.

(b) At any time that a Pledgor desires that the Administrative Agent take any action to give effect to any release of Collateral pursuant to the foregoing Section 38(a), the Administrative Agent, at the request and expense of a Pledgor, will duly release such Collateral and assign, transfer and deliver to such Pledgor such of the Collateral as is then being (or has been) so sold and as may be in the possession of the Administrative Agent and has not theretofore been released pursuant to this Pledge Agreement.

SECTION 39. Convio, Inc. and its Subsidiaries. The parties hereto agree that, pursuant to Section 1.9 of the Credit Agreement, the Capital Stock of Convio and its Subsidiaries shall not be subject to any of the terms and conditions of this Pledge Agreement until the expiry of the Convio Acquisition Completion Period (such date, the “Convio Trigger Date”). On or before the Convio Trigger Date, the Borrower shall take all actions necessary to make the Capital Stock of Convio and its Subsidiaries subject to all the terms and conditions of this Pledge Agreement, including, without limitation, the execution and delivery to the Administrative Agent of a fully completed Pledge Agreement Supplement by the Borrower or its applicable Subsidiary and the delivery to the Administrative Agent of the certificated Capital Stock of Convio and its Subsidiaries (together with an undated stock power covering such certificate), together with such supporting documentation as the Administrative Agent may request.

Notwithstanding anything herein to the contrary, if the Convio Acquisition Completion Period expires pursuant to clause (z) of the definition thereof, then the Capital Stock of Convio and its Subsidiaries shall not be subject to the terms and conditions of this Pledge Agreement at such time as more than 25% of the value of the assets of the Borrower or of the Borrower and its Subsidiaries on a Consolidated basis will be margin stock under Regulations T, U or X of the Board of Governors of the Federal Reserve System (for purposes hereof, “assets” of the Borrower or any of its Subsidiaries includes, without limitation, treasury stock of the Borrower or any Subsidiary that has not been retired); provided, that such exclusion of the Capital Stock of Convio and its Subsidiaries from the terms and conditions of this Pledge Agreement shall not apply at such time as 25% or less of the value of the assets of the Borrower or of the Borrower and its Subsidiaries will be margin stock as set forth in this paragraph.

SECTION 40. Appointment as Administrative Agent. Wells Fargo Bank, National Association acted as “Administrative Agent” under the Existing Credit Agreement and the Existing Pledge Agreement (the “Exiting Administrative Agent”). Upon the effectiveness of the amendment and restatement of the Existing Credit Agreement pursuant to the terms of the Credit Agreement and the effectiveness of the amendment and restatement of the Existing Pledge Agreement pursuant to the terms hereof, each of the parties hereto agrees that Wells Fargo Bank, National Association shall cease to constitute the Administrative Agent hereunder, and shall have no duties or responsibilities hereunder as the Administrative Agent, and that JPMCB shall constitute the Administrative Agent hereunder upon the effectiveness of such amendment and restatement. Each of the Pledgors and the Exiting Administrative Agent hereby authorizes the Administrative Agent to file or record financing statement amendments with respect to the financing statements filed or recorded against the Pledgors in connection with the Existing Pledge Agreement such form and in such offices as the Administrative Agent determines appropriate to perfect the Security Interests of the Administrative Agent under this Pledge Agreement. The Pledgors hereby authorize and request that the Exiting Administrative Agent deliver or cause to be delivered to the Administrative Agent, at the sole cost and expense of the Pledgors, all Collateral in the possession or under the control of the Exiting Administrative Agent.

SECTION 41. Amendment and Restatement. This Pledge Agreement amends and restates and is given in substitution for, but not in satisfaction of, the Existing Pledge Agreement; provided that nothing contained in this Pledge Agreement shall limit or affect the security interests heretofore granted, pledged and/or assigned to under the Existing Pledge Agreement, which security interests remain in full force and effect and are hereby ratified, reaffirmed and confirmed in order to secure the prompt and complete payment and performance of the Obligations, with the same force, effect and priority in effect both immediately prior to and after entering into this Pledge Agreement.

[Signatures Page To Follow]

IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:

BLACKBAUD, INC.

By:	/s/ Anthony W. Boor
Name:	Anthony W. Boor
Title:	Chief Financial Officer, Senior Vice
President, Treasurer and Assistant Secretary

Signature Page to

Amended and Restated Pledge Agreement

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page to

Amended and Restated Pledge Agreement

EXITING ADMINISTRATIVE AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Exiting Administrative Agent

By:
Name:
Title:

Signature Page to

Amended and Restated Pledge Agreement

SCHEDULE I

To Pledge

Agreement

DESCRIPTION OF PLEDGED STOCK

Issuers

Issuer	Pledgor	Class of Stock	Certificate No.	No. of Shares Pledged/No. of Shares Issued and Outstanding	Percentage of all Outstanding Issued Capital Stock
Noza, Inc.	Blackbaud, Inc.	Common	54	100/100	100%
Caribou Acquisition Company	Blackbaud, Inc.	Common	1	100/100	100%
Blackbaud Global Ltd.	Blackbaud, Inc.	Common	3 5	65/1000 585/1000	65%

DESCRIPTION OF PARTNERSHIP/LLC INTEREST

Partnerships/LLCs

Partnership/LLC	Partnership/LLC Interest

Blackbaud, LLC	100%
Public Interest Data, LLC	100%

Schedule I

SCHEDULE II

To Pledge

Agreement

FILING OFFICES; JURISDICTION OF ORGANIZATION; TAXPAYER

IDENTIFICATION NUMBER; REGISTERED ORGANIZATION NUMBER; CHIEF

EXECUTIVE OFFICE AND OTHER LOCATIONS

Entity	Filing Office	Jurisdiction of Organization	Taxpayer Identification Number	Registered Organization Number	Chief Executive Office	DBAs or Fictitious Names
Blackbaud, Inc.	Delaware Secretary of State	Delaware	04-3212465	3761397	2000 Daniel Island Drive Charleston, SC 29492-7541	Target Software, Inc. Target Analysis Group, Inc. eTapestry.com eTapestry Kintera American Fundware

Schedule II

ANNEX I

to

AMENDED AND RESTATED

PLEDGE AGREEMENT

Reference is hereby made to the Amended and Restated Pledge Agreement (the “Agreement”), dated as of February 9, 2012, made by each of BLACKBAUD, INC., a Delaware corporation (the “Borrower” and together with any additional Material Domestic Subsidiaries, including the undersigned, which become parties thereto by executing a Supplement in substantially the form hereof, the “Pledgors”) in favor of the Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement. By its execution below, the undersigned, [NAME OF NEW PLEDGOR], a [                    ] [corporation/limited liability company] agrees to become, and does hereby become, a [Pledgor] under the Agreement and agrees to be bound by such Agreement as if originally a party thereto. By its execution below, the undersigned Pledgor represents and warrants as to itself that, after giving effect to this supplement and the Schedules attached hereto, all of the representations and warranties contained in the Agreement are true and correct in all material respects (without duplication with respect to any materiality qualifications set forth in any individual representation and warranty) as of the date hereof. [NAME OF NEW PLEDGOR] represents and warrants that, as of the date hereof, the supplements to the Schedules to the Agreement attached hereto are true and correct in all material respects and such supplements set forth all information required to be scheduled under the Agreement. [NAME OF NEW PLEDGOR] shall take all steps necessary to perfect, in favor of the Administrative Agent, a first-priority security interest in and Lien against [NAME OF NEW PLEDGOR]’s Collateral, including, without limitation, delivering all Certificated Securities together with an undated stock power covering such certificate duly executed in blank by such Pledgor to the Administrative Agent, and taking all steps necessary to properly perfect the Administrative Agent’s interest in any uncertificated equity or membership interests.

IN WITNESS WHEREOF, the undersigned has caused this Annex I counterpart to the Agreement to be duly executed and delivered as of this             day of             ,             .

[NAME OF NEW PLEDGOR]

By:
Title:

Annex I